UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 22, 2015

IDLE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54736	26-2818699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

216 S. Centre Avenue Leesport, PA		19533
(Address of principal executive offices)		(Zip Code)

(484) 671-2241
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On October 5, 2015, the Company notified its independent registered accountants, De Joya Griffith LLC (“De Joya Griffith”), that the Company was dismissing De Joya Griffith as its independent registered accountant, after learning that De Joya Griffith had ceased operations.

During the two most recent fiscal years and during the interim period preceding De Joya Griffith’s dismissal, there have been no disagreements that have been brought to the attention of the Company between the Company and De Joya Griffith with respect to (a) any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filings completed prior to this date, nor have there been any “reportable events” as defined by Regulation S-K section 304(a)(1)(v) during that same period, other than the required restatement of each of such reports due to errors made in such Reports by De Joya Griffith that has been previously reported and disclosed as required, which disagreements, if not resolved to De Joya Griffith’s satisfaction, would have caused De Joya Griffith to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K, nor has De Joya Griffith’s report on the financial statements for either of the past two years contained an adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertaintly, audit scope or accounting principals.

De Joya Griffith has been provided with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from De Joya Griffith a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such and statements made in this Item 304(a) and, if not, stating the respects in which it does not agree. De Joya Griffith's letter has been filed as an exhibit to this report.

(b) The Company intends to interview and engage new independent certifying accountants immediately, and will file a Current Report on Form 8-K detailing such engagement when it completes the interview and engagement process.

The Company does not have an audit committee and the dismissal of De Joya Griffith was therefore approved by the Company’s Board of the Directors.

Item 8.01. Other Events

As previously reported, the US Securities & Exchange Commission (the “Commission”) had previously initiated administrative cease and desist proceedings against Idle Media, Inc. (the “Company”) and its CEO, Marcus Frasier (the “Proceedings”). The Proceedings were initiated by the Commission after it was determined that there were accounting errors in the Company’s financial statements from fiscal years 2010 and 2011 as well as its second and third quarters of fiscal year 2012.

On September 22, 2015, the Company and Marcus Frasier agreed to an Offer of Settlement with the Commission for the purpose of settling the Proceedings and each consented to the entry of an Order by the Commission as follows:

A. finding that Respondent Idle Media, Inc. violated Sections 12(g), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 13a-13 and 12b-20 thereunder;

B. Ordering Respondent Idle Media, Inc. to cease and desist from committing or causing any violations and any future violations of Sections 12(g), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 13a-13 and 12b-20 thereunder.

C. Ordering Respondent Idle Media, Inc. to pay a civil money penalty in the amount of $50,000 to the Commission.

D. finding that Respondent Marcus Frasier violated Sections 12(g), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 13a-13 and 12b-20 thereunder and violated Rule 13a-14 of the Exchange Act;

E. Ordering Respondent Marcus Frasier to cease and desist from committing or causing any violations and any future violations of Sections 12(g), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 13a-13, 13a-14 and 12b-20 thereunder.

F. Ordering Respondent Marcus Frasier to pay a civil money penalty in the amount of $50,000 to the Commission.

Item 9.01. Financial Statments and Exhibits

16.1     Letter from De Joya Griffith, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLE MEDIA, INC.

Date: October 7, 2015	By:	/s/ Marcus Frasier
Name: Marcus Frasier
Title: Chief Executive Officer